                               MASTER AGREEMENT



                                   between



                              HOST FUNDING, INC.


                CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C.



                                     and



                    CROSSROADS HOSPITALITY COMPANY, L.L.C.






                              October 15, 1995

                              MASTER AGREEMENT


   THIS MASTER AGREEMENT (this "Agreement"), dated as of October 15, 1995, by and among HOST FUNDING, INC., a Maryland corporation ("Host"), CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C., a Delaware limited liability company ("Tenant") and CROSSROADS HOSPITALITY COMPANY, L.L.C., a Delaware limited liability company ("Crossroads").

                            W I T N E S S E T H:

   WHEREAS, Host holds and owns clear and marketable title to the hotel properties listed on Exhibit "A" attached hereto and made a part hereof (the "Hotels");

   WHEREAS, contemporaneously with entering into this Agreement, Host is entering into separate and individual lease agreements with Tenant pursuant to which Host will lease each of the Hotels to Tenant (hereinafter referred to individually as a "Lease," and collectively as the "Leases"). All capitalized terms used herein as defined terms which are not defined herein but which are defined in any of the Leases shall have the same meanings herein as are given to them in the Leases in which such terms are defined;

   WHEREAS, in furtherance of the consummation of the above-described lease transactions, Host, Tenant and Crossroads wish to set forth in this Agreement certain terms and conditions which shall apply to all of the Leases.

   NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

   Section 1. TERMINATION RIGHTS. Notwithstanding anything contained in any of the Leases to the contrary, Tenant shall, upon the provision to Host of at least ninety (90) days Notice, have the following termination rights with respect to the Leases:

      (A) Tenant shall have the right to terminate without cause and without the payment of a Termination Fee (as defined below) any one of the Leases during the initial five (5) years after the Commencement Date; provided, however, in the event of a termination without cause pursuant to this
   Section 1(A), Tenant shall be obligated to pay Host all Rent and other sums due to Host with respect to the Lease being so terminated through the date of such termination.

      (B) In the event Tenant shall have terminated one of the Leases during the initial five (5) years after the Commencement Date pursuant to
   Section 1(A) above, Tenant shall have the right to terminate without cause one more of the Leases during the initial five (5) years after the Commencement Date by paying to Host the sum of (i) the applicable Termination Fee (as defined below) for the Lease being so terminated, as is set forth in Section 1(F) below, and (ii) all Rent and other sums due to Host with respect to the Lease being so terminated through the date of such termination.

      (C) In the event Tenant shall have terminated two of the Leases during the initial five (5) years after the Commencement Date pursuant to Sections 1(A) and (B) above, Tenant may not terminate without cause any other Lease during the initial five (5) years after the Commencement Date without simultaneously therewith terminating all of the remaining Leases and paying to Host the sum of (i) the applicable Termination Fee (as defined below) to Host for each of the Leases being so terminated, as is set forth in Section 1(F) below, and (ii) all Rent and other sums due to Host with respect to each of the Leases being so terminated through the date of such termination or terminations.

      (D)  In addition to and notwithstanding any rights granted to Tenant in
   Section 1(A) above, in the event Tenant has not terminated any of the Leases during the initial three (3) years after the Commencement Date, Tenant shall have the right to simultaneously terminate without cause and without the payment of a Termination Fee (as defined below) all but not less than all of the Leases then in effect after the third (3rd) anniversary of the Commencement Date but on or prior to the fifth (5th) anniversary of the Commencement Date; provided, however, in the event of a termination without cause pursuant to this Section 1 (D), Tenant shall be obligated to pay Host all Rent and other sums due to Host with respect to the Leases being so terminated through the date of such termination.

      (E) At any time after the fifth (5th) anniversary of the Commencement Date Tenant shall have the right to terminate without cause and without the payment of a Termination Fee (as defined below) any of the Leases; provided, however, in the event of a termination without cause pursuant to this Section 1(E) Tenant shall be obligated to pay Host all Rent and other sums due to Host with respect to each of the Leases being so terminated through the date of such termination or terminations; provided further, however, that if Tenant has, before or after the fifth (5th) anniversary of the Commencement Date, previously terminated without cause two (2) of the Leases, Tenant may not thereafter terminate without cause any other Lease without simultaneously therewith terminating the remainder of the Leases and paying to Host all Rent and other sums due to Host with respect to each of the Leases being so terminated through the date of such termination or terminations.

      (F) In the event that Tenant terminates any of the Leases pursuant to Sections 1(B) or (C) above, Tenant shall pay to Host a termination fee or termination fees (the "Termination Fee" or "Termination Fees") as follows:

           (i) If the termination without cause pursuant to Sections 1(B) and/or (C) above occurs prior to the third (3rd) anniversary of the Commencement Date, the Termination Fee shall be in an amount equal to the product of (x) the Base

       Management Fee earned during the first year after the Commencement Date pursuant to the Lease or Leases being so terminated, multiplied by (y) three (3). For purposes of calculating the Termination Fee due pursuant to this Section 1(F)(i), if the termination without cause occurs during the first year after the Commencement Date, the Base Management Fee earned during the first year after the Commencement Date pursuant to the Lease or Leases being so terminated, shall be in an amount equal to the sum of (x) the Base Management Fee actually paid for the portion of such first year through the date of termination for the Lease or Leases being so terminated, and (y) the projected Base Management Fee to be paid from the date of termination for the Lease or Leases being so terminated for the remainder of such first year.

          (ii) If the termination without cause pursuant to Sections 1(B) and/or (C) above occurs after the third (3rd) anniversary of the Commencement Date but prior to the fourth (4th) anniversary of the Commencement Date, the Termination Fee shall be in an amount equal to the product of (x) the Base Management Fee earned during the first year after the Commencement Date pursuant to the Lease or Leases being so terminated, multiplied by (y) two (2).

          (iii) If the termination without cause pursuant to Sections 1(B) and/or (C) above occurs after the fourth (4th) anniversary but on or prior to the fifth (5th) anniversary of the Commencement Date, the Termination Fee shall be in an amount equal to the Base Management Fee earned during the first year after the Commencement Date pursuant to the Lease or Leases being so terminated.

          (iv) Notwithstanding anything contained in this Section 1(F) to the contrary, Tenant and Crossroads understand and agree that in no event shall the Base Management Fee for each of the Leases terminated by Tenant pursuant to Sections 1(B) and/or (C) above be less than the amounts set forth on EXHIBIT "B" attached hereto and made a part hereof for the purposes of calculating the Termination Fee or Termination Fees to be paid to Host pursuant to Sections 1(F)(i), (ii) and/or (iii) above.

          (G) Notwithstanding anything contained in this Section 1 to the contrary, Host understands and agrees that the termination by Tenant of a Lease pursuant to the provisions of Section 41 of any of the Leases shall not be deemed a termination without cause pursuant to Sections 1(A), (B), (C), (D) or (E) above.

          (H) Notwithstanding anything contained in Section 1(F) above to the contrary, Host understands and agrees that in the event Tenant has not recovered all accrued Negative Base Rent at the time of termination without cause of any of the Leases pursuant to Section 1(B) and/or (C) above, the Termination Fee payable incident to such termination shall be reduced by the amount of Negative Base Rent accrued but unrecovered by Tenant for the Lease or Leases being so terminated.

          (I) Notwithstanding anything contained in this Section 1 to the contrary, Tenant and Crossroads understand and agree that the provisions of this Section 1 shall in no way release or be deemed to release Tenant from any other obligations Tenant may have incident to the termination of any of the Leases (whether such termination is with or without cause), said obligations being more specifically set forth in each of the Leases.

       Section 2. EVENTS OF DEFAULT BY TENANT UNDER THE LEASES. Tenant and Crossroads understand and agree that if an Event of Default by Tenant occurs under any of the Leases on or prior to the fifth (5th) anniversary of the Commencement Date, Tenant is obligated to, among other things, pay to Host the applicable Termination Fee or Termination Fees described in Section 1(F) above, together with all Rent and other sums due by Tenant to Host pursuant to such Lease or Leases through the date of such default termination or terminations. Tenant and Crossroads further understand and agree that if an Event of Default by Tenant occurs under any of the Leases after the fifth
   (5th) anniversary of the Commencement Date, Tenant is obligated to, among other things, pay the Host all Rent and other sums due by Tenant to Host pursuant to such Lease or Leases through the date of such default termination or terminations.

      Section 3. LETTER OF CREDIT COVENANTS. In consideration of the agreement by Host to enter into the Leases with Tenant and to secure the obligations of Tenant set forth in Sections 1 and 2 above, Tenant and/or Crossroads covenant and agree to at all times during the Term (as defined below), provide to Host a letter of credit in an amount not less than (a) $264,000.00 for the initial three (3) years after the Commencement Date, (b) $176,000.00 from and after the third (3rd) anniversary of the Commencement Date until the fourth (4th) anniversary of the Commencement Date, (c) $88,000.00 after the fourth (4th) anniversary of the Commencement Date and from and through the fifth (5th) anniversary of the Commencement Date, and (d) the sum of the Percentage Rent paid by Tenant pursuant to all of the Leases then in effect for the previous Fiscal Year after the fifth (5th) anniversary of the Commencement Date and at all times thereafter during the Term (as defined below); provided, however, in no event shall the amount of the letter of credit furnished to Host pursuant to (a), (b) or (c) above be less than an amount equal to the sum of the Percentage Rent paid by tenant pursuant to the Leases then in effect for the previous Fiscal Year. Tenant and Crossroads understand and agree that the letter of credit furnished pursuant to this Section 3 shall be issued by a financial institution reasonably acceptable to Host and shall otherwise be upon such other terms and conditions as are reasonably acceptable to Host.

      Section 4.  GUARANTY IN LIEU OF LETTER OF CREDIT.

      (A) Notwithstanding anything contained in Section 3 above to the contrary, at any time during the Term (as defined below), upon provision to Host of at least ninety (90) days Notice, Crossroads may elect to guaranty the obligations of Tenant set forth in Sections 1 and 2 above in substitution for the obligation to furnish the letter of credit described in Section 3 above. In such event Crossroads covenants and agrees that during the Term
   (as defined below) and as applicable with the date of such election, Crossroads will not permit its Net Worth (as defined below) to be less than
   (a) $660,000.00 for the initial three (3) years after the Commencement Date,
   (b) $440,000.00
   from and after the third (3rd) anniversary of the Commencement Date until the fourth (4th) anniversary of the Commencement Date and from and through the fifth (5th) anniversary of the Commencement Date, and (d) in an amount equal to the sum of the Percentage Rent paid by Tenant pursuant to all of the Leases then in effect for the previous Fiscal Year from and after the fifth (5th) anniversary of the Commencement Date and at all time thereafter during the Term (as defined below).

      (B) For purposes of this Section 4, Crossroads understands and agrees that Net Worth shall mean the sum of the following for Crossroads: (a) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus (b) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus (c) the sum of the following (without duplication of deductions with respect to items already deducted in arriving at surplus and retained earnings): (1) unamortized debt discount and expense; and (2) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Financials (as defined below) prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles; provided, however, that Crossroads covenants and agrees that it will maintain at least forty percent (40%) of the foregoing Net Worth requirements in liquid assets.

      (C) For purposes of this Section 4, Crossroads covenants and agrees to at all times after its election to so guaranty the obligations of Tenant set forth in Sections 1 and 2 above and during the Term (as defined below) provide to Host for each Fiscal Year or other accounting period, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accounts acceptable to Host in its sole discretion ("Financials").

      Section 5. FRANCHISE AGREEMENTS. Host agrees that it will pay any and all fees or charges necessary to transfer to Tenant any of the Franchise Agreements applicable to any of the Hotels subject to any of the Leases.

      Section 6. TERM. This Agreement shall continue in full force and effect so long as any of the Leases remain in effect (the "Term").

      Section 7.  MISCELLANEOUS.

             (A) In the event Crossroads elects to guaranty the obligations of Tenant set forth in Sections 1 and 2 above, Crossroads represents to Host, as an inducement for Host to enter into the Leases, that Crossroads has an interest in the financial success of Tenant.

             (B) In the event Crossroads elects to guaranty the obligations of Tenant set forth in Sections 1 and 2 above, notice of acceptance of the guaranty obligations of Crossroads by Host is hereby waived by Crossroads.

             (C) In the event Crossroads elects to guaranty the obligations of Tenant set forth in Sections 1 and 2 above, Crossroads understands and agrees that the liability of Crossroads pursuant to this Agreement shall in no way be affected by (i) the release or discharge of Tenant in any creditor's receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under any of the Leases resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court, (iii) the rejection or disaffirmance of any of the Leases in any such proceedings, (iv) the assignment or transfer of any of the Leases in a manner prohibited by any of the Leases, (v) any disability or other defense of Tenant, or (vi) the cessation for any cause whatsoever, other than Host's fault, of the liability of Tenant pursuant to any of the Leases.

             (D) In the event Crossroads elects to guaranty the obligations of Tenant set forth in Sections 1 and 2 above, Crossroads understands and agrees that until all the covenants and conditions in the Leases on Tenant's part to be performed and observed are fully performed and observed, Crossroads (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Crossroads in compliance with the obligations of Crossroads hereunder, (ii) waives any right to enforce any remedy which Crossroads now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Crossroads hereunder, and (iii) subordinates any lability or indebtedness of Tenant now or hereafter held by Crossroads to the obligations of Tenant to Host under the Leases.

             (E) Any notice which may or is required to be given hereunder shall be deemed given when received by personal delivery, federal express or other overnight delivery service, or by registered or certified United States mail, addressed to Host, Tenant and/or Crossroads at the addresses set forth after their respective names below, or at such different addresses as either party shall advise the other party in writing:

      To Host:                                       with copy to:
            Host Funding, Inc.                              Duncan & Carper
            c/o Hunt Properties                             703 McKinney Avenue
            8235 Douglas Avenue                             Suite 303
            Suite 1300                                      Dallas, Texas 75202
            Dallas, Texas 75225                      Attn:  James M. Duncan
            Attn:  Michael McNulty

      To Tenant:                                     with copy to:
             Crossroads Hospitality Tenant
              Company, L.L.C.                               Interstate Hotels Corporation
             Foster Plaza Ten                               Foster Plaza Ten
             680 Andersen Drive                             680 Andersen Drive
             Pittsburgh, Pennsylvania 15220                 Pittsburgh, Pennsylvania 15220
             Attn:  Kevin P. Kilkeary                Attn:  General Counsel

      To Crossroads:                                 with copy to:
             Crossroads Hospitality Company, L.L.C.         Interstate Hotels Corporation
             Foster Plaza Ten                               Foster Plaza Ten
             680 Andersen Drive                             680 Andersen Drive
             Pittsburgh, Pennsylvania  15220                Pittsburgh, Pennsylvania  15220
             Attn:  Kevin P. Kilkeary                       Attn:  General Counsel

             (F) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

             (G) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

             (H) This Agreement may not be modified or changed orally but may be modified or changed only by a written agreement signed by the parties hereto.

             (I) No waiver of any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof or of this Agreement.

             (J) If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

             (K) To the extent that any conflict exists between this Agreement and any of the Leases, this Agreement shall control the understandings and agreements among the parties respecting the within subject matter.

             (L) It is understood and agreed that should any party to this Agreement commence legal proceedings against the other to enforce the terms and provisions of this Agreement, the party losing in such legal proceeding should pay the attorneys' fees and other expenses of the party prevailing in such legal proceedings.

             (M) It is understood and agreed that this Agreement is the entire agreement of the parties hereto with regard to the subject matter addressed herein and supersedes any prior written or oral agreements between the parties hereto regarding same.

       IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                           HOST

                                           HOST FUNDING, INC.,
                                           a Maryland corporation


                                           By: _______________________
                                           Title: ____________________


                                           TENANT

                                           CROSSROADS HOSPITALITY TENANT
                                             COMPANY, L.L.C.,
                                           a Delaware limited liability company


                                           By: _______________________
                                           Title: ____________________


                                           CROSSROADS

                                           CROSSROADS HOSPITALITY
                                             COMPANY, L.L.C.,
                                           a Delaware limited liability company


                                           By: _______________________
                                           Title: ____________________

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